EXHIBIT 99.1

Zomedica Announces New Global Manufacturing & Distribution Center

ANN ARBOR, MI / ACCESSWIRE / July 7, 2022 / Zomedica Corp. (NYSE American:ZOM) (“Zomedica” or the “Company”), a veterinary health company offering diagnostic and therapeutic products for companion animals, is expanding its manufacturing and distribution facility in Roswell Georgia, which will significantly increase capacity for production and distribution of its products.

“Our PulseVet and TRUFORMA product sales are growing, and we are adding Revo2 and VetGuardian products to the mix. To fulfill customer demand for our expanding portfolio of products with sufficient production and efficient distribution we are committed to expanding our manufacturing capacity and capabilities,” said Larry Heaton, Zomedica’s Chief Executive Officer. “That is reflected in the new Zomedica Global Manufacturing & Distribution Center.”

The ongoing construction of the new 12,400 sq. ft. Zomedica facility, which is part of a 61,500 sq. ft. building, will strengthen Zomedica’s manufacturing and distribution capabilities, enabling it to meet growing commercial global demand and support future growth. The center, located a few miles from the existing PulseVet facility, will be the location of all Zomedica’s manufacturing and distribution activities including the transition of the PulseVet, Revo2 and TRUFORMA operations.

“We’re excited to strengthen our operations with this new facility, which will more than double our current operations to further improve our manufacturing footprint.” said Tony Blair, Executive Vice President and Chief Operating Officer. “We’ve already had great success with our current high-quality manufacturing site and the experienced workforce already operating there - this new center will leverage and improve that existing expertise to increase capacity and streamline global distribution for our current and future portfolio of products.”

Zomedica took possession of the site at 4000 Northfield Way, Roswell, GA 30076 on April 1, 2022 and is expecting construction to be completed in August of this year.

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for companion animals by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to the growth in demand for the Company’s PulseVet, TRUFORMA, Revo2 and VetGuardian products, American economic growth, the Company’s ability to produce and sell its products, our ability to successfully transition manufacturing to the new facility, employee retention, the sufficiency of our budgeted capital and operating expenditures, the cost, adequacy and availability of supplies required for our operations, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results, and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate and operate the Pulse Vet and Revo2 businesses, uncertainty as to our ability to supply equipment and assays in response to customer demand; uncertainty regarding the cost, adequacy and availability of supplies required for our operations; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies including the MicroView and VetGuardian technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations: risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

PCG Advisory Group

Kirin Smith, President

ksmith@pcgadvisory.com

+1.646.823.8656

SOURCE: Zomedica Corp.

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